ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated July 31, 1996 and to reference to our firm under the changes in accountants and experts sections included in or made a part of this registration statement.

                                           /s/ ARTHUR ANDERSEN


Albuquerque, New Mexico
August 11, 1997